UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15723	05-0376157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) United Natural Foods, Inc. (the “Company”) has appointed Sean F. Griffin, currently the chief executive officer of its SUPERVALU business, to the additional role of Chief Operating Officer of the Company, effective April 22, 2019. Prior to the acquisition of SUPERVALU INC. in October 2018, Mr. Griffin, 60, served as our Chief Operating Officer from September 2014, as our Senior Vice President, Group President from June 2012 to September 2014 and as our Senior Vice President, National Distribution from January 2010 to June 2012.

On November 5, 2018, the Company entered into an employment agreement with Mr. Griffin with the compensation arrangements described therein effective as of October 22, 2018. Such employment agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2018. The compensation arrangements under such agreement are still in effect and will not change at this time in connection with the additional appointment described in this Current Report.

Other executive officers reporting to Mr. Griffin will be Christopher P. Testa, President and Chief Marketing Officer and Paul S. Green, Chief Supply Chain Officer.

With this latest appointment, the Company’s leadership team is as follows:

Steven L Spinner—Chairman and Chief Executive Officer
Michael P. Zechmeister—Chief Financial Officer
Sean F. Griffin—Chief Executive Officer of SUPERVALU and Chief Operating Officer
Christopher P. Testa—President and Chief Marketing Officer
Jill E. Sutton—Chief Legal Officer, General Counsel and Corporate Secretary
Danielle Benedict—Chief Human Resources Officer
Paul S. Green—Chief Supply Chain Officer
Eric A. Dorne—Chief Administrative Officer and Chief Information Officer

(d) On April 22, 2019, the Board of Directors of the Company elected James Muehlbauer as a member of the Board effective April 22, 2019. Mr. Muehlbauer will stand for re-election at the Company’s 2019 annual meeting of stockholders. Mr. Muehlbauer was appointed to serve as a member of the Audit Committee and Nominating and Governance Committee of the Board of Directors.

The Board has determined that Mr. Muehlbauer is an “independent director” and that he satisfies the independence requirements for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and in accordance with the rules of the New York Stock Exchange. In addition, the Board has determined that Mr. Muehlbauer qualifies as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K. There are no arrangements or understandings between Mr. Muehlbauer and any other person pursuant to which he was appointed as a director, nor have there been any transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Muehlbauer had or has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Muehlbauer will receive a pro rata amount of the standard non-employee director compensation ($90,000 Board Member annual cash retainer and $162,000 Board Member annual equity retainer).

Item 7.01    Regulation FD Disclosure

A copy of the press release relating to Mr. Griffin’s appointment and Mr. Muehlbauer’s election issued by the Company on April 22, 2019 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of United Natural Foods, Inc., dated April 22, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

		By:	/s/ Jill E. Sutton
		Name:	Jill E. Sutton
		Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Date:	April 22, 2019